1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                        August 18, 2003 (August 18, 2003)


                              M & F Worldwide Corp.
                              ---------------------
             (Exact name of Registrant as specified in its charter)

Delaware 001-13780 02-0423416 (State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)


35 East 62nd Street
New York, New York                                                    10021
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:  (212) 572-8600
                                                    ---------------


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (c) Exhibits.

         The following Exhibits are filed as part of this report:

         Exhibit 99.1      Press Release, dated August 18, 2003

Item 12. Results of Operations and Financial Condition.
         ---------------------------------------------

         The following disclosure is being furnished pursuant to Item 12 of this Form 8-K:

         On August 18, 2003, M & F Worldwide Corp. issued a press release announcing its results for the second quarter and six months ended June 30, 2003. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 12 of this Form 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       M & F WORLDWIDE CORP.



Date:  August 18, 2003                 By:   /s/ Barry F. Schwartz, Esq.
                                             -----------------------------------
                                             Name: Barry F. Schwartz, Esq.
                                             Title: Executive Vice President and
                                                        General Counsel

                                  EXHIBIT INDEX

   Exhibit No.      Document
   -----------      --------

       99.1         Press Release, dated August 18, 2003

                                                                    EXHIBIT 99.1

For Immediate Release
---------------------

                           M & F WORLDWIDE CORPORATION
              REPORTS INCOME FOR 2003 SECOND QUARTER AND SIX MONTHS

New York, NY - August 18, 2003 - M & F Worldwide Corp. (NYSE: MFW), today reported results for the second quarter and six months ended June 30, 2003.

Revenues for the second quarter were $25.5 million as compared to $26.0 million in the prior year quarter. The Company's revenues were lower in the 2003 quarter as compared to the 2002 quarter primarily due to lower non-licorice revenues and lower average selling prices by the Company's French subsidiary partially offset by increased domestic revenues from the tobacco industry worldwide and a $0.7 million foreign exchange translation effect on its Euro revenues. Net income from continuing operations was $5.1 million or $0.28 per share in the 2003 quarter and $4.6 million or $0.17 per share in the 2002 quarter. The Company recorded a loss from discontinued operations of $4.9 million or $0.18 per share in the 2002 quarter. Net income (loss) available to shareholders in the 2003 quarter was $5.1 million as compared to $(0.4) million in the 2002 quarter. Basic undistributed earnings (loss) per common share were $0.28 in the 2003 quarter and $(0.01) in the 2002 quarter. Diluted undistributed earnings (loss) per common share were $0.27 in the 2003 quarter and $(0.01) in the 2002 quarter.

Revenues for the six months ended June 30, 2003, were $50.4 million as compared to $51.6 million in the 2002 six month period. The Company's revenues were lower due to lower sales to confectionary customers, lower non-licorice revenues and lower average selling prices by the Company's French subsidiary partially offset by increased domestic revenues from the tobacco industry worldwide and a $1.4 million foreign exchange translation effect on its Euro revenues. Net income from continuing operations was $9.5 million or $0.53 per share in the 2003 period and $9.5 million or $0.36 per share in the 2002 period. The Company recorded a loss from discontinued operations of $7.9 million or $0.30 per share in the 2002 period. Net income available to shareholders in the 2003 period was $9.5 million as compared to $1.4 million in the 2002 period. Basic undistributed earnings per common share were $0.53 in the 2003 period and $0.06 in the 2002 period. Diluted undistributed earnings per common share were $0.51 in the 2003 period and $0.06 in the 2002 period.

Even though the Company has reported its results on a fully taxed basis, it has tax loss carryforwards available at June 30, 2003, which may be utilized to offset federal income taxes payable in the future.

The Company's Chief Executive Officer and Chief Financial Officer have provided the certifications required by the terms of the Sarbanes-Oxley Act of 2002.

M & F Worldwide is the world's largest producer of licorice extract.

This press release contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from those discussed in such forward-looking statements. In addition to factors described in the Company's Securities and Exchange Commission filings and others, the following factors could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the Company: (a) economic, climatic or political conditions in countries in which the Company sources licorice root; (b) economic, climatic or political conditions that have an impact on the worldwide tobacco industry or on the consumption of tobacco products in which licorice flavorings are used; (c) additional government regulation of tobacco products, tobacco industry litigation or enactment of new or increased taxes on cigarettes or other tobacco products, to the extent any of the foregoing curtail growth in or actually reduce consumption of tobacco products in which licorice flavorings are used; (d) the failure of third parties to make full and timely payment to the Company for environmental, asbestos, tax and other matters for which the Company is entitled to indemnification; (e) any inability to obtain indemnification for any significant group of asbestos-related claims pending against the Company; (f) lower than expected cash flow from operations; (g) significant increases in interest rates; and (h) unfavorable foreign currency fluctuations. The Company assumes no responsibility to update the forward-looking statements contained in this release.

                               - table to follow -

Contact:
Tony Shaffer
Robinson Lerer Montgomery
(212) 484-7469

                  M & F Worldwide Corp. and Subsidiaries

               Condensed Consolidated Statements of Income
                   (in millions, except per share data)
                               (Unaudited)

                                                                            Three Months Ended              Six Months Ended
                                                                                  June 30,                      June 30,
                                                                        ---------------------------   -----------------------------
                                                                           2003           2002           2003            2002
                                                                        -----------    ------------   ------------   --------------
Net revenues                                                            $     25.5       $    26.0      $    50.4       $     51.6
                                                                                                                             235.2
Cost of revenues                                                              12.0            12.2           24.6             25.2
                                                                        -----------    ------------   ------------   --------------

Gross profit                                                                  13.5            13.8           25.8             26.4

Selling, general and administrative expenses                                   4.8             4.8            9.1              8.2
                                                                        -----------    ------------   ------------   --------------

Operating income                                                               8.7             9.0           16.7             18.2

Interest income                                                                0.3               -            0.6                -

Interest expense                                                              (0.7)           (1.0)          (1.6)            (2.1)
                                                                        -----------    ------------   ------------   --------------

Income from continuing operations before income taxes                          8.3             8.0           15.7             16.1
Provision for income taxes                                                    (3.2)           (3.4)          (6.2)            (6.6)
                                                                        -----------    ------------   ------------   --------------

Net income from continuing operations                                          5.1             4.6            9.5              9.5

Loss from operations of discontinued business, net of taxes                      -            (4.9)             -             (7.9)
                                                                        -----------    ------------   ------------   --------------

Net income (loss)                                                              5.1            (0.3)           9.5              1.6
Preferred stock dividends                                                        -            (0.1)             -             (0.2)
                                                                        -----------    ------------   ------------   --------------
Net income (loss) available to shareholders                             $      5.1       $    (0.4)     $     9.5       $      1.4
                                                                        ===========    ============   ============   ==============

Basic earnings (loss) per common share:
      Undistributed earnings from continuing operations                 $     0.28       $    0.17      $    0.53       $     0.36
      Undistributed loss from discontinued operations                            -           (0.18)             -            (0.30)
                                                                        -----------    ------------   ------------   --------------
        Total common stock                                              $     0.28       $   (0.01)     $    0.53       $     0.06
                                                                        ===========    ============   ============   ==============

Diluted earnings (loss) per common share:
      Undistributed earnings from continuing operations                 $     0.27       $    0.17         $ 0.51           $ 0.36
      Undistributed loss from discontinued operations                            -           (0.18)             -            (0.30)
                                                                        -----------    ------------   ------------   --------------
        Total common stock                                                  $ 0.27       $   (0.01)        $ 0.51           $ 0.06
                                                                        ===========    ============   ============   ==============

Basic and diluted earnings per preferred share:
      Distributed earnings                                              $        -       $    0.01            $ -           $ 0.02
      Undistributed earnings from continuing operations                          -            0.17              -             0.36
      Undistributed loss from discontinued operations                            -           (0.18)             -            (0.30)
                                                                        -----------    ------------   ------------   --------------
        Total preferred stock                                           $        -       $       -            $ -           $ 0.08
                                                                        ===========    ============   ============   ==============